Exhibit 99.1

Ruann Ernst Named to IHS Board of Directors

ENGLEWOOD, Colo. — December 15, 2006 — IHS Inc. (NYSE: IHS) today announced the appointment of Ruann F. Ernst to its board of directors.  Her term will last until 2009.  Dr. Ernst also sits on the for-profit boards of Digital Realty Trust and Ninth House Networks.  In addition, she serves as the President of the Board of Red Planet Capital, a venture capital entity established by NASA.

“I am delighted to announce that Ruann Ernst has been elected unanimously to join the IHS board,” said Jerre L. Stead, IHS Chairman and CEO.  “We are very fortunate to add Ruann’s strategic and business insights and look forward to leveraging her deep experience as we continue our initiatives for aggressive, sustainable growth.”

“Ruann’s background and expertise in technology and governance will be important in helping IHS succeed with its future growth strategy,” said C. Michael Armstrong, lead independent director, IHS. “The management team is extremely pleased to have an individual of her caliber join the board of directors.”

Ruann Ernst served as Chief Executive Officer of Digital Island, Inc., a Cable & Wireless company, before retiring in 2002.  She was CEO and chairperson of the board of Digital Island from 1998 until the company was acquired by Cable & Wireless, Plc. in 2001.  From 1979 to 1998, Dr. Ernst worked for the Hewlett Packard Company and for the General Electric Company in various computing management positions.  Prior to that, Dr. Ernst was director of Medical Computing and Assistant Professor of Medicine and Computer Science at The Ohio State University (OSU) where she focused on biomedical computing including developing one of the first interdisciplinary Ph.D programs in the country.  She also served as a Congressional Fellow to the U.S. Office of Technology Assessment.

Dr. Ernst holds BS, MS, and Ph.D degrees from The Ohio State University (OSU).  She also serves on the not-for-profit boards of the Institute for the Future, the Ohio State University Foundation and on the OSU Fisher College of Business, and is a founding board member of the Kids Sports Stars Foundation.

About IHS (www.ihs.com)

IHS (NYSE: IHS) is one of the leading global providers of critical technical information, decision-support tools and related services to customers in a number of industries including energy, defense, aerospace, construction, electronics, and automotive through two operating segments, Engineering and Energy. Our Engineering and Energy segments each represent approximately one-half of IHS’ total revenues. We serve customers ranging from governments and large multinational corporations to smaller companies and technical professionals in more than 100 countries. Our customers rely on our offerings to facilitate decision making, support key processes and improve productivity. We have been in business for more than 45 years and employ 2,500 people around the world.

IHS FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance. In some cases, you can identify these statements by forward-looking words such as “intend,” “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms, and other comparable terminology; however, be advised that not all forward-looking statements contain these identifying words. These forward-looking statements, which are subject to risks, uncertainties, and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements. Those factors include, but are not limited to, our ability to obtain content on commercially reasonable terms from third parties (including Standards Development Organizations), changes in demand for our products and services, changes in the energy industry, our ability to develop new products and services, pricing and other competitive pressures, risks associated with the integration of acquisitions, changes in laws and regulations governing our business and certain other risk factors, including those discussed or identified by us from time to time in its public filings (which may be viewed at www.sec.gov or www.ihs.com). Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Other than as required by applicable law, IHS does not undertake any obligation to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations. Please consult our public filings at www.sec.gov.

###

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2006 IHS Inc. All rights reserved.

Investor Relations Contact:
Jane Okun
IHS
303-397-2747
jane.okun@ihs.com